                                 AMENDMENT NO. 6
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to remove AIM V.I. Blue Chip Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

PORTFOLIOS                                EFFECTIVE DATE OF AGREEMENT
----------                                ---------------------------
AIM V.I. Basic Balanced Fund                       July 1, 2004
AIM V.I. Basic Value Fund                          July 1, 2004
AIM V.I. Capital Appreciation Fund                 July 1, 2004
AIM V.I. Capital Development Fund                  July 1, 2004
AIM V.I. Core Equity Fund                          July 1, 2004
AIM V.I. Demographic Trends Fund                   July 1, 2004
AIM V.I. Diversified Dividend Fund                  May 1, 2006
AIM V.I. Diversified Income Fund                   July 1, 2004
AIM V.I. Dynamics Fund                             July 1, 2004
AIM V.I. Financial Services Fund                   July 1, 2004
AIM V.I. Global Equity Fund                         May 1, 2006
AIM V.I. Global Health Care Fund                   July 1, 2004
AIM V.I. Government Securities Fund                July 1, 2004
AIM V.I. High Yield Fund                           July 1, 2004
AIM V.I. International Core Equity Fund             May 1, 2006
AIM V.I. International Growth Fund                 July 1, 2004
AIM V.I. Large Cap Growth Fund                     July 1, 2004
AIM V.I. Leisure Fund                              July 1, 2004
AIM V.I. Mid Cap Core Equity Fund                  July 1, 2004
AIM V.I. Money Market Fund                         July 1, 2004
AIM V.I. Real Estate Fund                          July 1, 2004
AIM V.I. Small Cap Equity Fund                     July 1, 2004
AIM V.I. Small Company Growth Fund                 July 1, 2004
AIM V.I. Technology Fund                           July 1, 2004
AIM V.I. Utilities Fund                            July 1, 2004

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*    Net Assets
-----    ----------
0.023%   First $1.5 billion
0.013%   Next $1.5 billion
0.003%   Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: June 12, 2006

                                        A I M ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ----------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)


                                        AIM VARIABLE INSURANCE FUNDS


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)